UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUMMER ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-2722022
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5847 San Felipe Street, Suite 3700 Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

2018 STOCK OPTION AND STOCK AWARD PLAN

(Full title of the plan)

Jaleea George

Chief Financial Officer

Summer Energy Holdings, Inc.

5847 San Felipe Street, Suite 3700

Houston, Texas 77057

(Name and address of agent for service)

(713) 375-2790

(Telephone number, including area code, of agent for service)

Copies to:

Alexander N. Pearson, Esq.

S. Chase Dowden, Esq.

Kirton McConkie, PC

50 E. South Temple, Suite 400

Salt Lake City, Utah 84111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company”
in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1) (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Shares of common stock ($0.001 par value) issuable pursuant to the 2018 Stock Option and Stock Award Plan	1,118,750 shares	$1.98(3)	$2,215,125 (3)	$275.78
Shares of common stock ($0.001 par value) – Outstanding options issued by the Registrant pursuant to the 2018 Stock Option and Stock Award Plan	280,000 shares(4)	$2.50(5)	$700,000(5)	$87.15
Shares of common stock ($0.001 par value) – Outstanding options issued by the Registrant pursuant to the 2018 Stock Option and Stock Award Plan	45,000 shares(4)	$1.90(6)	$85,500(6)	$10.64
Shares of common stock ($0.001 par value) – Outstanding options issued by the Registrant pursuant to the 2018 Stock Option and Stock Award Plan	53,750 shares(4)	$2.45(7)	$131,687(7)	$16.40
Shares of common stock ($0.001 par value) – Outstanding options issued by the Registrant pursuant to the 2018 Stock Option and Stock Award Plan	2,500 shares(4)	$2.45(8)	$6,125(8)	$0.76

(1)Summer Energy Holdings, Inc. is filing this Registration Statement to register an aggregate of 1,500,000 shares of common stock reserved for issuance pursuant to the Registrant’s 2018  Stock Option and Stock Award Plan (the “Plan”), which consist of (a) 1,118,750 shares of common stock reserved and available for delivery with respect to awards under the Plan and (b) 381,250 shares of common stock that have been issued to certain employees, officers, and directors prior to the date hereof under the Plan.

(2)Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional securities that may be offered or issued under the Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(3)In accordance with Rule 457(h), the aggregate offering price of these shares of common stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with rule 457(c) of the Securities Act, using the average of the high and low price reported by the OTC Markets for the common stock on September 14, 2018, which was $1.98 per share.

(4)Represents shares of common stock issued under the Plan to certain employees, officers, and directors prior to the date hereof and does not necessarily represent a present intention to sell any or all such shares of common stock.

(5)Represents the closing sales price of the Registrant’s common stock reported by the OTC Markets on February 20, 2018.

(6)Represents the closing sales price of the Registrant’s common stock reported by the OTC Markets on April 19, 2018.

(7)Represents the closing sales price of the Registrant’s common stock reported by the OTC Markets on June 29, 2018.

(8)Represents the closing sales price of the Registrant’s common stock reported by the OTC Markets on July 13, 2018.

EXPLANATORY NOTE

Summer Energy Holdings, Inc. (the “Company” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an aggregate of 1,500,000 shares (the “Shares”) of its common stock, par value $0.001 per share, which the Company refers to as the common stock, that are reserved for issuance in respect of awards granted under the Company’s 2018 Stock Option and Stock Award Plan, which the Company refers to as the Plan, including awards that may be issued after the date of this Registration Statement.  The Shares include (i) certain shares of common stock previously issued to certain directors, officers, employees or consultants of the Company named in this registration statement pursuant to the Plan, and (ii) shares that may in the future be issued under the Plan. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Company’s common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the outstanding shares of the Company’s common stock.

This registration statement contains two parts.

The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of certain of those shares referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain of the Company’s stockholders consisting of current and former directors, officers, employees or consultants previously issued to them pursuant to the Plan. In addition, certain information relating to future issuances under the Plan is omitted from Part I, as further described below in the following paragraph and under the heading “Item 1. Plan Information”.

The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the Plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission.

Reoffer Prospectus

381,250 Shares

SUMMER ENERGY HOLDINGS, INC.

Common Stock par value $0.001

This reoffer prospectus relates to the reoffer and resale from time to time of up to 381,250 shares of common stock (the “Shares”), $0.001 par value, of the Summer Energy Holdings, Inc., a Nevada corporation (the “Company”), that have been acquired by certain persons (collectively referred to as the “Selling Stockholders”), including our officers and directors who are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Each of the Selling Stockholders acquired such Shares pursuant to the Company’s 2018 Stock Option and Stock Award Plan (the “Plan”) prior to the date of this reoffer prospectus.

The Selling Stockholders may offer and sell the shares from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the Selling Stockholders. The Selling Stockholders may sell the shares directly or through underwriters, brokers or dealers. The Selling Stockholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. See “Plan of Distribution” beginning on page 5 for more information on this topic.

Our common stock is traded on the OTCQB under the symbol “SUME.” On September 14, 2018, the closing sale price of our common stock on the OTC Markets was $1.98 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS, INCLUDING THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is September 19, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders are not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATIONi

INCORPORATION BY REFERENCEii

CAUTIONARY STATEMENTiii

REGARDING FORWARD-LOOKING STATEMENTSiii

PROSPECTUS SUMMARY1

RISK FACTORS3

USE OF PROCEEDS3

DETERMINATION OF OFFERING PRICE3

SELLING STOCKHOLDERS4

PLAN OF DISTRIBUTION6

LEGAL MATTERS7

EXPERTS7

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement with the SEC under the Securities Act that registers the reoffer and resale from time to time by the Selling Stockholders of the securities offered by this prospectus. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the Registration Statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports of Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.summerenergy.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 5847 San Felipe Street, Suite 3700 Houston, Texas 77057, Attn: Investor Relations.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Summer,” “Summer Energy,” “we,” “us,” and “our” mean Summer Energy Holdings, Inc. and its wholly owned subsidiaries.

i

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•our annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 29, 2018;

•our quarterly report on Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC on May 15, 2018;

•our current reports on Form 8-K, as filed with the SEC on February 20, 2018, February 23, 2018 , April 19, 2018, May 4, 2018, and June 13, 2018; and

•the description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A filed under Section 12(b) of the Exchange Act, as filed with the SEC on April 6, 2012, including any amendment or report updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until any offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

ii

CAUTIONARY STATEMENT

REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act. Forward-looking statements are not historical facts, but instead represent our current assumptions and beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside the Company’s control. Such statements include estimates, projections, and statements related to the Company’s business plan, objectives, expected operating results, and assumptions upon which those statements are based. The forward-looking statements contained in this reoffer prospectus are based on information available as of the date of this reoffer prospectus.

The forward-looking statements relate to future industry trends and economic conditions, forecast performance or results of current and future initiatives and the outcome of contingencies and other uncertainties that may have a significant impact on the Company’s business, future operating results and liquidity. These forward-looking statements generally are identified by words including, but not limited to, “anticipate,” “believe,” “estimate,” “continue,” “intend,” “expect,” “plan,” “forecast,” “project,” and similar expressions, or future-tense or conditional constructions such as “will,” “may,” “should,” “could,” etc. The Company cautions that these statements are merely predictions and are not to be considered guarantees of future performance. Forward-looking statements are based upon current expectations and assumptions that are subject to risks and uncertainties that can cause actual results to differ materially from those projected, anticipated, or implied. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 3.

The Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events, except as required by law.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including “Risk Factors” on page 3 and the other information contained or incorporated by reference in this prospectus before making an investment decision.

Our Business

General

The Company’s primary business operations are conducted through our subsidiaries Summer Energy, LLC (“Summer LLC”) and Summer Energy Northeast, LLC (“Summer Northeast”).  Summer LLC is a Texas limited liability company that is licensed within the state of Texas as a Retail Electric Provider (“REP”) by the Public Utility Commission of Texas (“PUCT”). Summer Northeast is a Texas limited liability company that is licensed as a REP in New Hampshire, Massachusetts, Connecticut and Rhode Island and currently operates in Massachusetts and New Hampshire.  We offer retail electricity to commercial and residential customers in designated target markets within the states of Texas, Massachusetts and New Hampshire. We rely upon established relationships and low-cost branding programs to attract commercial and residential customers.  We continue to evaluate opportunities to expand our areas of operations as certain market regions elect to opt-in to deregulation.  In addition, we continue to evaluate and pursue opportunities to acquire other REPs to the extent these acquisitions would provide value to us.

Electricity Service Offering

We began delivering electricity to customers in mid-February 2012.  We have continued to experience growth in our customer base since that time. In the commercial market, the primary targets are small to medium-sized customers (less than one megawatt of peak usage), but we will also selectively pursue larger commercial customers. Residential customers are a secondary target market.  At this time, a majority of our customers are located in the Houston and Dallas-Fort Worth metropolitan areas, although our footprint extends to metropolitan and rural areas.

In most jurisdictions where we operate, we are required to enter into agreements with local transmission and distribution service providers for use of the local distribution and transmission systems and operation of functional interfaces necessary for us to serve our customers. With respect to energy supply, we utilize wholesale purchase agreements with wholesale energy providers. We serve as our own qualified scheduling entity for open market purchases and sales of electricity, forecasting our energy demand, and conducting procurement activities through an experienced team of professionals. The forecast for electricity load requirements is based on our aggregate customer base currently served and anticipated weather conditions, as well as forecasted customer acquisition and attrition. We continuously monitor and update our supply positions based on our retail demand forecasts and market conditions. Our policy is to maintain a balanced supply/demand book to limit commodity risk exposure.  At this time, we do not plan on maintaining a financial book in addition to our physical supply/demand book for risk-hedging purposes.

Our Corporate History

The Company was incorporated in the state of Nevada under the name Castwell Precast Corporation on March 25, 2005.  On March 27, 2012, the Company (f/k/a Castwell Precast Corporation), closed the transaction (the “Transaction”) contemplated by that certain Agreement and Plan of Contribution entered into on January 17, 2012 among the Company, Summer LLC, and the individual members of Summer LLC (the “Contribution Agreement”).  A copy of the Contribution Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 19, 2012, and the description contained herein of the terms of the Contribution Agreement is qualified in its entirety by reference to the provisions thereof.  Further, a more complete description of the Transaction is set forth in the Company’s Current Report on Form 8-K dated March 30, 2012.

Prior to the consummation of the Transaction, the Company’s principal business activity, carried out entirely through its wholly-owned subsidiary Castwell Precast Inc., was the manufacture and installation of decorative window wells made from precast concrete.  Castwell Precast Inc. was incorporated in the state of Utah on March 24, 2005.  The Company ceased the business of manufacturing and installing decorative window wells, and currently conducts the business of purchasing and reselling electric power within the states of Texas, Massachusetts and New Hampshire through its wholly owned subsidiaries Summer LLC and Summer Northeast.

Following the Transaction, the Company now carries on, through Summer LLC and Summer Northeast, the business of a REP in the states of Texas, Massachusetts and New Hampshire, with head offices located at 5847 San Felipe Street, Suite 3700, Houston, Texas 77057.  The Company’s telephone number is (713) 375-2790, its fax number is (713) 375-2794, and its website is www.summerenergy.com.  The information accessible through the Company’s website does not constitute part of, and is not incorporated by reference into, this prospectus.

Summer LLC was organized as a Texas limited liability company on April 6, 2011.  In September of 2011, Summer LLC was awarded a license by the PUCT to operate as an REP in Texas.  In general, Texas regulatory structure permits REPs, such as Summer LLC, to procure and sell electricity at unregulated prices.  All REPs must be certified by the Electric Reliability Council of Texas (“ERCOT”) to operate within the Texas market. In Texas, ERCOT serves as the Independent System Operator (“ISO”) of the power grid and enables REPs, generators, regulated transmission and distribution service providers (“TDSPs”), and ultimately customers, to operate in a deregulated marketplace.  ERCOT is responsible for coordinating and monitoring all communications by and between the power generator, the retail electric provider and the TDSP, including customer sign up, meter reading and billing between the end user, power generator and the REP.

Summer Northeast was organized as a Texas limited liability company on December 21, 2007 and was awarded licenses to operate as a REP by the public utility commissions of New Hampshire, Massachusetts, Rhode Island and Connecticut.  REPs pay the local transmission and distribution utilities a regulated tariff rate for delivering electricity to their customers.  As a REP, we sell electricity and provide the related billing, customer service, collections and remittance services to residential and commercial customers.  We offer our customers competitive electricity rates, flexible payment and pricing choices, simple offers with understandable terms and responsive customer service.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as those discussed in our filings with the Securities and Exchange Commission, together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our common stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering the common stock covered by this reoffer prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the common stock covered hereby.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the shares of common stock issued to them from time-to-time at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

This prospectus covers the reoffer and resale by the Selling Stockholders listed below of an aggregate of up to 381,250 shares of common stock issued or issuable pursuant to the exercise of option grants made to such Selling Stockholders under the Plan.

The following table sets forth (a) the names of the Selling Stockholders; (b) the total number of shares of common stock beneficially owned by each Selling Stockholder as of September 19, 2018; (c) the total number of shares of common stock each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not the Selling Stockholder has any present intention to do so and whether or not such shares have previously been issued to the Selling Stockholders or may in the future be issued, if at all; and (d) the total number and percentage of shares of outstanding common stock that will be beneficially owned by each Selling Stockholder assuming the sale of all shares offered hereby. Because the Selling Stockholders may sell all, some or none of their shares of our common stock, the table assumes that the Selling Stockholders are offering, and will sell, all of the shares of common stock to which this prospectus relates. The percentage ownership data is based on 27,480,833 shares of our common stock issued and outstanding as of September 19, 2018. Except as described below, none of the Selling Stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our common stock or other securities.

Selling Stockholder(1)	Position with the Company	Shares Beneficially Owned Prior to Offering(2)	Shares Which May be Offered(3)	Shares Beneficially Owned after Offering	Percentage of Shares Beneficially Owned after Offering(4)
Angela Hanley	President	427,171 (5)	165,000	412,171 (15)	1.49%
Jaleea George	Secretary, Treasurer, Chief Financial Officer	912,338 (6)	100,000	897,338 (16)	3.24%
Neil Leibman	Chief Executive Officer and Director	4,686,606 (7)	15,000	4,671,606	16.71%
Stuart Gaylor	Director, Chairman of the Board of Directors	2,547,469 (8)	20,000	2,527,469	9.15%
Tom O’Leary	Director	4,378,541 (9)	17,500	4,361,041	15.71%
Jeffrey Mace Meeks	Director	170,000 (10)	17,500	152,500
Jim Stapleton	Director	170,000 (11)	17,500	152,500
Andrew Bursten	Director	1,573,412 (12)	17,500	1,555,912	5.64%
Al LaRose	Director	2,008,750 (13)	8,750	2,000,000	7.28%
Johnny Lee	Director of Cash Management	15,500 (14)	2,500	13,000

(1)The address for each of the Selling Stockholders is c/o Summer Energy Holdings, Inc., 5847 San Felipe Street, Suite 3700 Houston, Texas 77057

(2)Under Rule 13d-3 of the Exchange Act, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares, which the Selling Stockholder has the right to acquire within 60 days.

(3) Includes shares that are issuable upon exercise of stock options issued pursuant to the Plan, some of which are not, and will not become vested within 60 days from September 19, 2018 and are not included in the calculation of “Shares Beneficially Owned Prior to this Offering.”

(4)If no percentage is provided, the Selling Stockholder is the beneficial owner of less than one percent of the outstanding shares of our common stock.

(5)Includes 230,000 shares of common stock issuable upon exercise of stock options held by Ms. Hanley. Also includes 96,453 shares held of record by Northeast Opco, LLC, a Texas limited liability company.  Ms. Hanley is a principal and 20% owner of such entity and has shared voting and dispositive power of such shares.

(6)Includes 610,885 shares held of record by The Jaleea K. Pyle Living Trust.  Ms. George is a trustee of such trust and has voting and dispositive control over securities held by The Jaleea K. Pyle Living Trust.  Also includes 96,453 shares held of record by Northeast Opco, LLC, a Texas limited liability company.  Ms. George is a principal and 20% owner of such entity and has shared voting and dispositive power of such shares.  Also includes 205,000 shares of common stock issuable upon exercise of stock options held by Ms. George.

(7)Includes 46,479 shares held of record by Boxer Capital, Ltd., a Texas limited partnership.  Mr. Leibman is general partner of Boxer Capital, Ltd. and has sole voting and dispositive power over such shares.  Also includes 1,807,576 shares held of record by MAA Holdings Limited, a Texas limited partnership.  Mr. Leibman is general partner of MAA Holdings Limited and has sole voting and dispositive power over such shares.  Also includes 96,453 shares held of record by Northeast Opco, LLC, a Texas limited liability company.  Mr. Leibman is a principal and 20% owner of such entity and has shared voting and dispositive power of such shares.  Also includes 496,115 shares of common stock issuable upon exercise of stock options held by Mr. Leibman.

(8)Includes 1,805,556 shares held of record by GF Holdings, Ltd., a Texas limited partnership.  Mr. Gaylor is the manager of GF Holdings GP, LLC, a Texas limited liability company, which is the general partner of GF Holdings, Ltd.  Mr. Gaylor has voting and dispositive control over securities held by GF Holdings, Ltd.  Also includes 155,000 shares of common stock issuable upon exercise of stock options held by Mr. Gaylor.

(9)Includes 296,615 shares of common stock issuable upon exercise of stock options held by Mr. O’Leary. Also includes 96,453 shares held of record by Northeast Opco, LLC, a Texas limited liability company.  Mr. O’Leary is a principal and 20% owner of such entity and has shared voting and dispositive power of such shares.

(10)Includes 145,000 shares of common stock issuable upon exercise of stock options held by Mr. Meeks.

(11)Includes 145,000 shares of common stock issuable upon exercise of stock options held by Mr. Stapleton.

(12)Includes 1,343,312 shares held of record by The Riva Bursten 2000 Trust.  Mr. Bursten is a trustee of such trust and shares voting and dispositive control over securities held by The Riva Bursten 2000 Trust. Also includes 145,500 shares of common stock issuable upon exercise of stock options held by Mr. Bursten.

(13)Includes 8,750 shares of common stock issuable upon exercise of stock options held by Mr. LaRose.

(14)Includes 15,500 shares of common stock issuable upon exercise of stock options held by Mr. Lee.

(15)Excludes 150,000 shares of common stock issuable upon exercise of stock option held by Ms. Hanley which have not yet vested, and will not vest within sixty (60) days from the date hereof.

(16)Excludes 85,000 shares of common stock issuable upon exercise of stock option held by Ms. George which have not yet vested, and will not vest within sixty (60) days from the date hereof.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Stockholders to offer for sale and sell all or a portion of the common stock acquired by them upon the exercise of options granted to them under the Plan.

The decision to sell any shares is within the discretion of the holders thereof, subject generally to our policies affecting the timing and manner of sale of common stock by certain individuals and certain volume limitations set forth in Rule 144(e) of the Securities Act. There can be no assurance that any of the shares will be sold by the Selling Stockholders. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of common stock or interests therein:

●ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●an exchange distribution in accordance with the rules of the applicable exchange;

●privately negotiated transactions;

●settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●a combination of any of the foregoing methods of sale; or

●any other method permitted pursuant to applicable law.

If the Selling Stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The Selling Stockholder and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The Selling Stockholder may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

We will pay the expenses of the registration of our common stock sold by the Selling Stockholders, including, without limitation, Securities and Exchange Commission filing fees; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates. We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Stockholders may, at the same time, sell any shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

Sales by Affiliates and Sales of Restricted Securities

Selling Stockholders who are considered “affiliates” of the Company, as defined in Rule 405 under the Securities Act, or who are selling “restricted securities,” as defined in Rule 144(a)(3) under the Securities Act, may not sell an amount of shares pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

Regulation M

The Selling Stockholders and any other persons participating in the sale or distribution of the shares are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the Selling Stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

State Securities Law

Under the securities laws of some states, the Selling Stockholders may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

LEGAL MATTERS

Kirton McConkie, P.C., Salt Lake City, Utah, has passed upon the validity of the shares of our common stock offered by the Selling Stockholders under this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10 -K for the year ended December 31, 2017, have been audited by Whitley Penn LLP, an independent registered public accounting firm, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10 -K for the year ended December 31, 2016, have been audited by LBB & Associates Ltd., LLP, an independent registered public accounting firm, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.Plan Information.*

Item 2.Registrant Information and Employee Plan Annual Information.*

*The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan listed on the cover of this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act. Upon request, such documents shall be furnished to the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed by the Company with the SEC are hereby incorporated by reference in this Registration Statement:

(a)The Company’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 29, 2018.

(b)The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed under Section 12(b) of the Exchange Act, on April 6, 2012, including any amendments or reports filed for the purpose of updating such description.

(c)The Company’s Current Reports on Form 8-K, filed with the Commission on February 20, 2018, February 23, 2018, April 19, 2018, May 4, 2018, and June 13, 2018.

(d)The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 15, 2018.

(e)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s latest annual report.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this Registration Statement from the date of the filing of such reports and documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Pursuant to subsection (1) of Section 78.7502 of the Nevada General Corporation Law (“NGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgment, fines, and amounts paid in settlement actually or reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to be in the best interests of, the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) discussed above, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of, the corporation, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which court shall deem proper.

Subsection (3) of Section 78.7502 of the NGCL provides that, to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) as discussed in the immediately and proceeding two paragraphs or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therein.

The Company’s articles of incorporation authorize the Company to indemnify its directors and officers to the fullest extent permitted under Nevada law.

The Company’s amended and restated bylaws require the Company to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of the Company. The Company will only indemnify such persons if one of the groups set out below determines that such person has conducted themselves in good faith and that such person: (a) reasonably believed that their conduct was in or not opposed to the Company’s best interests; or (b) with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

The Company’s amended and restated bylaws also require it to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in the Company’s favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Company or is or was serving at the request of the Company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. The Company will only indemnify such persons if one of the groups set out below determined that such person has conducted themselves in good faith and that such person reasonably believed that their conduct was in or not opposed to the Company’s best interests. Unless a court otherwise orders, the Company will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the Company.

The determination to indemnify any such person may be made: (a) by the Company’s stockholders; (b) by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or (c) by independent legal counsel in a written opinion.

The Company is permitted by its bylaws to purchase and maintain insurance and make other financial arrangements on behalf of its officers and directors against any liability and expense incurred in such capacity, whether or not the Company would have the power to indemnify such person against such liability.  The Company maintains a Directors and Officers policy which covers certain liabilities of directors and officers of the Company.

The Company has entered into separate indemnification agreements with each of its directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the articles of incorporation, as amended, and bylaws, as amended, against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with the Company’s approval and counsel fees and disbursements, and (ii)  any liabilities incurred as a result of acting on behalf of the Company (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s articles of incorporation and bylaws, each as amended.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	2018 Stock Option and Stock Award Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 25, 2018).
5.1	Opinion of Kirton McConkie, a Professional Corporation.

23.1	Consent of Kirton McConkie, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of Whitley Penn LLP
23.3	Consent of LBB & Associates Ltd., LLP
24.1	Power of Attorney (included on the signature page to this Registration Statement).

Item 9. Undertakings.

1.The Registrant hereby undertakes:

 (a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

 (i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

 (ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

 (b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (d)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

4844-3398-8972

 (ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

 (iii)           The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

 (iv)           Any other communication that is an offer in the offering made by the Registrant to the purchaser.

 2.           The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 3.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 14th day of September, 2018.

SUMMER ENERGY HOLDINGS, INC.

By: /s/ Neil M. Leibman

Neil M. Leibman

Chief Executive Officer

By: /s/ Jaleea P. George

Jaleea P. George

Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil M. Leibman and Jaleea P. George, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Neil M. Leibman

Neil M. LeibmanChief ExecutiveSeptember 14, 2018

Officer and Director

By: /s/ Jaleea P. George

Jaleea P. GeorgeSecretary, Treasurer, ChiefSeptember 14, 2018

Financial Officer and Director

By: /s/ Stuart C. Gaylor

Stuart C. GaylorDirectorSeptember 14, 2018

By: /s/ Andrew Bursten

Andrew BurstenDirectorSeptember 14, 2018

By: /s/ Jefferey Mace Meeks

Jefferey Mace MeeksDirectorSeptember 14, 2018

By: /s/ Tom D. O’Leary

Tom D. O’LearyDirectorSeptember 14, 2018

By: /s/ James P. Stapleton

James P. StapletonDirectorSeptember 14, 2018

By: /s/ Al LaRose, Jr.

Al LaRose, Jr.DirectorSeptember 14, 2018

4844-3398-8972